Exhibit 3.3
Skypath Networks, Inc.
SB-2 Amendment 1
                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                        Filed 09:00 am 08/28/200
                                                             010425639 - 3430377

                          CERTIFICATE OF INCORPORATION
                                       OF
                             SKYPATH NETWORKS, INC.

     FIRST. The name of this corporation shall be:

                             SKYPATH NETWORKS, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808, and its registered agent at such address is THE COMPANY CORPORATION.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Thousand Five Hundred (1500) shares with a par value of $0.001 each, amounting to One Dollar Fifty Cents ($1.50).

     FIFTH. The name and mailing address of the incorporator is as follows:

                  Shirley Jones
                  The Company Corporation
                  2711 Centerville Road, Suite 400
                  Wilmington, DE 19808

     SIXTH . The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-eighth day of August, A.D. 2001.

                                          /s/ Shirley Jones
                                          Incorporator

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                ORGANIZATION ACTION IN WRITING OF INCORPORATOR
                                       OF
                             SKYPATH NETWORKS, INC.

                           (Organized August 28, 2001)

     The following action is taken this day through this instrument by the incorporator of the above corporation:

     1. The adoption of the initial Bylaws of the corporation.

     2. The election of the following persons to serve as the directors of the corporation until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal:

                              DAVID R. PAOLO


                                          /s/ Shirley Jones
                                          Incorporator

Dated:  August 28, 2001



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